UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2005

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	1-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard , 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

The following information is being furnished and shall not be deemed "filed" for the purposes of the Securities Exchange Act of 1934, as amended.

On January 25, 2005, the Company’s motions to dismiss the lawsuit brought by the State of California Insurance Commissioner (the "Commissioner"), on behalf of Fremont Indemnity Company ("Fremont Indemnity") against Fremont General Corporation (the "Company") were argued and heard before the Superior Court of the State of California. The complaint alleges the improper utilization by the Company of certain net operating losses allegedly belonging to Fremont Indemnity (the "NOLs"). On January 26, 2005 the Court issued its rulings dismissing all the causes of action in the complaint as follows:

The Court found that the Company properly utilized the NOLs in accordance with the July 2, 2002 Letter Agreement among Fremont Indemnity, the Company and the Commissioner. As a result of this finding, all causes of action were dismissed without leave to amend, except for the 7th cause of action for alleged concealment by the Company of a potential reinsurance dispute, which was dismissed with leave to amend. The Commissioner has 20 days from the date of the ruling to amend the 7th cause of action with allegations that are fact-specific. The Company believes that the 7th cause of action is without factual merit.

In addition, the Court rejected the Commissioner’s request for findings that the Company’s use of the NOLs and worthless stock deduction were voidable preferences and/or fraudulent transfers. The Court also rejected the Commissioner’s request for injunctive relief to force the Company to amend its prior consolidated income tax returns to remove and forgo the worthless stock deduction for its investment in Fremont Indemnity.

These rulings do not address or have legal effect on a related lawsuit filed against the Company by the Commissioner on behalf of Fremont Indemnity as successor in interest to Comstock Insurance Company, a former subsidiary of the Company. This lawsuit is currently pending before the same Court. The Company believes that this complaint also involves issues that were resolved by the July 2, 2002 Letter Agreement and that the lawsuit lacks merit.

Fremont General Corporation is a financial services holding company and its common stock is traded on the New York Stock Exchange under the symbol "FMT".

The above may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

February 1, 2005	By:	/s/ Patrick E. Lamb

Name: Patrick E. Lamb
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting Officer)